Exhibit 99.1

	RegeneRx Biopharmaceuticals, Inc. 3 Bethesda Metro Center, Suite 630 Bethesda, MD 20814	PHONE 301.280.1992 FAX 301.280.1996 WEB www.regenerx.com

At RegeneRx:	At the Financial Relations Board:

J.J. Finkelstein jjfnk@regenerx.com 301.280.1992	Leslie Loyet Analyst Inquiries 312.640.6672	Kathy Waller General Inquiries 312.640.6696

News Release

RegeneRx Announces $7.3 Million Offering of Common Stock

BETHESDA, MD, March 7, 2006, RegeneRx Biopharmaceuticals, Inc. (AMEX:RGN) announced today that it has obtained commitments to purchase shares of its common stock in a registered direct offering of approximately $7.3 million at $2.81 per share. Participants in the financing included several new institutional investors, and affiliates of Sigma-Tau Group, the Company’s largest stockholder. The shares were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement. In addition, warrants to purchase 907,182 shares of common stock were issued to the investors. The warrants have an exercise price of $4.06 per share.

The closing of the offering is subject to certain conditions, including the approval by the American Stock Exchange for the listing of the shares of common stock and the approval by the Corporate Financing Department of the National Association of Securities Dealers.

RBC Capital Markets Corporation acted as sole placement agent for the transaction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from RBC Capital Markets Corporation at 165 Broadway, New York, NY 10006.

A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

“This transaction gives us approximately $7 million of working capital, which allows us to begin certain long lead-time activities as we move through the FDA regulatory process and prepare for future trials,” commented J.J. Finkelstein, RegeneRx’s president and chief executive officer.

About RegeneRx Biopharmaceuticals, Inc.
RegeneRx is focused on the discovery and development of novel molecules to accelerate tissue and organ repair.  Currently, RegeneRx is developing Tβ4, a 43 amino acid peptide, under an exclusive world-wide license from the National Institutes of Health.  Preliminary research suggests that Tβ4 may prove efficacious for multiple indications; therefore RegeneRx is developing Tβ4 as a therapeutic platform.  RegeneRx holds over fifty world-wide patents and patent applications related to dermal, ocular, and internal wounds and tissue repair, cardiac and neurological injuries, and septic shock.  RegeneRx is currently sponsoring three Phase II chronic dermal wound healing clinical trials and has additionally targeted ophthalmic and cardiac trials in 2006 as part of its ongoing clinical development program.  Additional corporate information and abstracts of scientific papers related to the Tβ4’s technology platform may be viewed at RegeneRx’s web page: www.regenerx.com.

Safe Harbor Statement
The information in this press release may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements concern the Company’s current expectations regarding future events, including the ongoing and prospective development of Tβ4 and possible future benefits to the Company, its shareholders, and patients. Due to the nature of product development and the regulatory approval process, the forward-looking statements are subject to risks and uncertainties, including those reflected in the Company's filings with the Securities and Exchange Commission, particularly its most recent Annual Report on Form 10-KSB. The Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

For more information please visit RegeneRx’s web site at www.regenerx.com

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